Exhibit 2

POWER OF ATTORNEY

Each of the undersigned, EnerTech Capital Partners II, L.P., ECP II Management L.P., ECP II Management LLC, and ECP II Interfund L.P. (collectively, the “EnerTech Entities”), and Scott B. Ungerer and William Kingsley (the “EnerTech Individuals”), and Robert E. Keith, Jr., and Mark J. DeNino (the “TL Individuals”) (the EnerTech Entities, the EnerTech Individuals and the TL Individuals, collectively, the “Undersigned”), hereby constitutes and appoints Colleen Pale, Scott B. Ungerer and William Kingsley and each of them, the  true and lawful attorney-in-fact for the EnerTech entities and the  EnerTech Individuals, and Robert E. Keith, Jr. and Mark J. DeNino hereby constitutes and appoints Pamela Strisofsky the true and lawful attorney-in-fact for the TL Individuals to:

1.           Complete and execute Forms 3, 4, 5, and 144, Schedules 13D and 13G and Form ID (Uniform Application for Access Codes to File on EDGAR) and other forms and all amendments thereto as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Section 16(a) and Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the Undersigned’s ownership, acquisition or disposition of securities of any entity whose securities are beneficially owned (directly or indirectly) by the Undersigned (collectively, the “Companies”).

2.           Do and perform any and all acts for and on the behalf of the Undersigned which may be necessary or desirable in order to complete and execute any such form, complete and execute any amendments thereto, and timely file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Companies and such other person or agency as the attorney-in-fact shall deem appropriate; and

3.            Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the Undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the Undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  Each of the Undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Undersigned, are not assuming any of the Undersigned’s responsibilities to comply with Sections 16 and 13(d) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the Undersigned is no longer required to file Forms 3, 4, 5 or 144 or Schedule 13D or 13G with respect to the Undersigned’s holdings of and transactions in securities issued by the Companies, unless earlier revoked by in writing.

October 19, 2010	EnerTech Capital Partners II, L.P.
	By:	ECP II Management L.P., its General Partner
	By:	ECP II Management LLC, its General Partner

	By:	/s/ William Kingsley
	Its:	Vice President
October 19, 2010
ECP II Management L.P.
	By:	ECP II Management LLC, its General Partner

	By:	/s/ William Kingsley
	Its:	Vice President
October 19, 2010
ECP II Management LLC

	By:	/s/ William Kingsley
	Its:	Vice President
October 19, 2010
ECP II Interfund L.P.
	By:	ECP II Management LLC, its General Partner

	By:	/s/ William Kingsley
	Its:	Vice President
October 19, 2010
Scott B. Ungerer

/s/ Scott B. Ungerer

October 19, 2010	William Kingsley

/s/ William Kingsley

October 19, 2010	Robert E. Keith, Jr.

/s/ Robert E. Keith,Jr.

October 19, 2010	Mark J. DeNino

/s/ Mark J. DeNino